UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2017

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

  ITEM 3.02 UNERGISTERED SALES OF EQUITY SECURITIES

        On October 24, 2017, MobileSmith Inc. (the “Company”) issued a total of 4,895,105 shares of its common stock par value $0.001 per share (the “Common Stock”) to Union Bancaire Privee, UBP SA (“UBP”) upon UBP’s conversion of $7 million in principal amount of the Company’s promissory note (the “2007 Note”) issued under the Convertible Secured Subordinated Note Purchase Agreement entered into on November 14, 2007 between the Company and UBP, as amended (the “2007 Note Purchase Agreement”). Under the terms of the  2007 Note Purchase Agreement, the 2007 Note is convertible at a fixed rate of $1.43 per share. UBP continues to hold convertible promissory notes issued by the Company under the 2007 Note Purchase Agreement and the Convertible Subordinated Note Purchase Agreement entered into in 2014 in the aggregate principal amount of $22,992,180, all of which are convertible at any time at UBP’s options and at the fixed rate of $1.43.

Following the issuance of the shares of the Company’s Common Stock, the Company’s outstanding shares of Common Stock is 24,722,647 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: October 25, 2017	By:	/s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer